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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-27555) pertaining to the 1997 Stock Incentive Plan of Journal Register Company of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Journal Register Company included in the Annual Report on Form 10-K of Journal Register Company for the year ended December 31, 2000.

                                    /S/ ERNST & YOUNG LLP
                                    ------------------------------

MetroPark, New Jersey
March 30, 2001